EXHIBIT 10.10


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                              PRE-EMPTION AGREEMENT

         This Pre-emption Agreement is dated as of 29th September 1997, between Carnegie International Corporation, a Colorado Corporation ("Carnegie") and Tiller Holdings Ltd, an Anguillan Corporation ("Tiller").

         In consideration of the mutual consents and obligations herein set forth, the parties hereto hereby agree as follows:

         1.   Definitions and Interpretation

              Unless the contrary is provided or the context otherwise requires the term and expressions used in this Agreement shall have the same meaning as in the agreement dated 30th September 1997 between Carnegie and Tiller for the sale and purchase of the entire issued share capital of each of Profit Thru Telecommunications (Europe) Limited and Talidan Limited (the "Purchase Agreement").

         2.   Right of Pre-emption

              If, during the period of three years from the date hereof (the "Pre-emption Period") Tiller wishes to dispose of any interest it may have in any telecommunications business, it shall first offer such interest to Carnegie and Carnegie shall have 10 days therefrom to confirm whether or not it wishes to accept such offer after which time Tiller shall be entitled to market such interest to any other party.

         3.   Options

              3.1. In consideration of entering into this agreement, Carnegie shall issue to Tiller or its successors and assigns an option which:

                    (a)  is evidenced by an agreement in the agreed form;

                    (b) entitles Tiller (or its assignee) at any time during the Pre-emption Period to have issued to it or them for the consideration set out therein new Carnegie Shares having an aggregate value (at the average price ("the Price") per Carnegie Share quoted by the NASD Over the Counter Bulletin Board Service ("OTCBB") for the 30 consecutive trading days prior to the date of the service of the relevant exercise notice) of $2,500,000.

              3.2. On the date of their issue, the shares issued pursuant to the Option shall have the same rights and shall rank pari passu in all respects with the Carnegie Shares then in issue.



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         In witness  whereof this Agreement has been entered into on the day and year first above written.



Executed for and on behalf of       )       /s/ Lowell Farkas
                                            As President
Carnegie International Corporation  )



Executed for and on behalf of       )       /s/
                                            Duly Authorized
Tiller Holdings Ltd.                )


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